UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As set forth in a press release issued on October 13, 2009, Pacific Mercantile Bancorp has commenced a private offering, to a limited number of sophisticated investors, of up to $15.5 million of cumulative preferred shares that will be convertible into shares of common stock of the Company at a conversion price of $7.65 per common share. The private offering is being made by the Company on a best efforts basis and no prediction can be made as to the amount of the cumulative preferred shares that will be sold in the offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is attached to and by this reference is incorporated into this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release reporting that Pacific Mercantile Bancorp has commenced a private offering of convertible cumulative preferred stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: October 14, 2009	By:	/s/ NANCY GRAY
Nancy Gray, Chief Financial Officer

S-1

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release reporting that Pacific Mercantile Bancorp has commenced a private offering of convertible cumulative preferred stock.

E-1